Exhibit 5.1

[MESSERLI & KRAMER P.A. LETTERHEAD]

April 2, 2018

Asure Software, Inc.
3700 N. Capital of Texas Hwy, Suite 350
Austin, Texas 78746

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Asure Software, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and resale of up to 1,526,332 shares of common stock of the Company, par value $0.01 per share (the “Shares”), which will be sold by the selling shareholder named in the Registration Statement (as defined below), pursuant to the  Registration Statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof.

In connection with this opinion, we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

Our opinion is expressed only with respect to the General Corporation Law of  the State of  Delaware and the federal laws of the United States, as in effect on the date hereof. We express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Very truly yours,

MESSERLI & KRAMER P.A.